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Exhibit 21.1

HARRAH'S ENTERTAINMENT, INC. SUBSIDIARIES

Name	Jurisdiction of Incorporation	Percentage of Ownership
Aster Insurance Ltd.	Bermuda	100%
Harrah's Operating Company, Inc.	Delaware	100%
AJP Parent, LLC	Delaware	100%
AJP Holdings, LLC	Delaware	100%
Bally's Midwest Casino, Inc.	Delaware	100%
Bally Data Systems, Inc.	Illinois	100%
Bally's Casino Management, Inc.	Nevada	100%
Bally's Louisiana, Inc.	Louisiana	100%
Belle of Orleans, LLC	Louisiana	100%
Bally's Manager, Inc.	Maryland	100%
Bally's Maryland, Inc.	Maryland	100%
Bally's Operator, Inc.	Delaware	100%
Roman Philadelphia Management, Inc. (formerly Bally's Philadelphia, Inc.)	Pennsylvania	100%
Bally's Tunica, Inc.	Mississippi	100%
Invino, Inc.	New Jersey	100%
Park Place New Orleans, LLC	Louisiana	100%
Bally's Park Place, Inc.	New Jersey	100%
Atlantic City Country Club, Inc.	New Jersey	100%
Bally's Land Ventures, Inc.	New Jersey	100%
Land Ventures Realty, LLC	New Jersey	100%
GNOC, Corp.	New Jersey	100%
Benco, Inc.	Nevada	100%
B I Gaming Corporation	Nevada	100%
Baluma Holdings S.A.(1)	Bahamas	11.47%
Baluma S.A.(2)	Uruguay	0.11%
Baluma Cambio, S.A.	Uruguay	100%
Baluma Ltda.(3)	Italy	99.99978%
Conrad Intl. Hotels Corp.—SA (Proprietary) Limited	South Africa	100%
Johnnic Casino Holdings Limited	South Africa	100%
Caesars Entertainment Akwesasne Consulting Corporation	Nevada	100%
Caesars Entertainment Canada Holding, Inc.	Nevada	100%
Caesars Entertainment Development, LLC	Nevada	100%
Caesars Entertainment Finance Corporation	Nevada	100%
Park Place Finance, ULC	Nova Scotia	100%
Caesars Entertainment Foundation, Inc.	Nevada	100%
Caesars Entertainment—Golf, Inc.	Nevada	100%
Caesars Entertainment, Inc. Federal PAC	New Jersey	100%
Caesars Entertainment Interactive, Inc.	Nevada	100%
Caesars Entertainment Retail, Inc.	Nevada	100%
Caesars Sullivan County Construction Corporation	New York	100%
Caesars World, Inc.	Florida	100%
Caesars Entertainment Windsor Holding, Inc.	Canada	100%
Windsor Casino Limited	Canada	50%
Caesars International, Inc.	Nevada	100%

QBS, LLC	Nevada	100%
Caesars New Jersey, Inc.	New Jersey	100%
Asian Financial Syndicate, Inc.	New Jersey	100%
Boardwalk Regency Corporation	New Jersey	100%
Atlantic HMO, Inc.	New Jersey	100%
Caesars World Finance Corporation	Delaware	100%
Leisure Themes Corporation	New Jersey	100%
Martial Development Corporation	New Jersey	100%
Caesars New Orleans, Inc.	Louisiana	100%
Caesars Palace Corporation	Delaware	100%
Caesars Palace Realty Corporation	Nevada	100%
Aegean Management Corporation	Nevada	100%
Desert Palace, Inc.	Nevada	100%
Caesars Palace Limited	United Kingdom	100%
Caesars Palace Sports Promotions, Inc.	Nevada	100%
California Clearing Corporation	California	100%
Florida "M" Corporation	Florida	100%
Tele/Info, Inc.	Nevada	100%
Caesars South Africa, Inc.	Nevada	100%
Global Resorts East Rand Pty., Ltd.	South Africa	25%
Caesars Global Resorts Management Pty. Ltd.	South Africa	50%
Caesars United Kingdom, Inc.	Nevada	100%
Caesars Cardiff (U.K.) Ltd.	United Kingdom	100%
Caesars Entertainment, (U.K.) Ltd.	United Kingdom	100%
Caesars World Business Services Corporation	Nevada	100%
Caesars World Entertainment, Inc.	California	100%
Caesars World Gaming Development Corporation	Nevada	100%
Caesars World, Inc.	Delaware	100%
Caesars World Marketing Corporation	New Jersey	100%
Caesars World International Corp. PTE, Ltd.	Singapore	100%
Caesars World International Far East Limited	Hong Kong	100%
Caesars World Intl. Marketing Corp. of Canada	Vancouver	100%
Caesars World Marketing Company, Limited	Thailand	100%
El Palacio Del Cesar En Mexico, S.A. De C.V.	Mexico	100%
Caesars World Merchandising, Inc.	Nevada	100%
CWI Terminal Corp.	New York	100%
Roman Entertainment Corporation of Indiana	Indiana	100%
Roman Entertainment Corporation of Texas	Texas	100%
C/Kitchco Ent. Development Company, LLP	Texas	100%
Roman Holding Corporation of Indiana	Indiana	100%
RDI/Caesars Riverboat Casino, LLC	Indiana	100%
CEI-SC Acquisition Company	Nevada	100%
CEI-Sullivan County Development Company	Nevada	100%
Consolidated Supplies, Services and Systems	Nevada	100%
Dusty Corporation	Nevada	100%
East Beach Development Corporation	Mississippi	100%
Grand Casinos, Inc.	Minnesota	100%
BGS Properties, LLC	Mississippi	100%
BL Development, Corporation	Minnesota	100%

BL Resorts I, LLC	Minnesota	100%
GCA Acquisition Subsidiary, Inc.	Minnesota	100%
GCG Resorts I, LLC	Minnesota	100%
Grand Casinos of Mississippi, Inc.—Biloxi	Minnesota	100%
Grand Casinos of Mississippi, LLC Gulfport	Mississippi	100%
Grand Media Buying, Inc.	Minnesota	100%
Harrah's Entertainment Limited	England/Wales	100%
Harrah's Activity Limited	England/Wales	100%
Harrah's Portside Limited	England/Alderney	100%
Harrah's Interactive Limited	England/Wales	100%
Harrah's Online Limited	Alderney	100%
Harrah's Online Poker Limited	Alderney	100%
Harrah South Shore Corporation	California	100%
Harrah's Alabama Corporation	Nevada	100%
Harrah's Arizona Corporation	Nevada	100%
Harrah's Atlantic City, Inc.	New Jersey	100%
Harrah's Aviation, Inc.	Tennessee	100%
H-BAY, LLC	Nevada	100%
Harrah's Bossier City Management Company, LLC	Nevada	100%
HCAL, LLC (formerly HCAL Corporation)	Nevada	100%
Harrah's Chester Downs Holding Company, LLC	Delaware	100%
Harrah's Chester Downs Investment Company, LLC	Delaware	100%
Chester Downs and Marina LLC	50%
Harrah's Chester Downs Management Company, LLC	Nevada	100%
Harrah's OK Corporation	Nevada	100%
Harrah's Illinois Corporation	Nevada	100%
Harrah's Interactive Investment Company	Nevada	100%
Harrah's Investments, Inc.	Nevada	100%
Harrah's Kansas Casino Corporation	Nevada	100%
HPB Corporation	Kansas	100%
Harrah's Las Vegas, Inc.	Nevada	100%
Harrah's Laughlin, Inc.	Nevada	100%
Harrah's License Company, LLC	Nevada	100%
Harrah's Management Company	Nevada	100%
Harrah's Marketing Services Corporation	Nevada	100%
Harrah's Maryland Heights LLC(4)	Delaware	54.45%
Harrah's Maryland Heights Operating Company	Nevada	100%
Harrah's NC Casino Company, LLC(5)	North Carolina	99%
Harrah's New Jersey, Inc.	New Jersey	100%
Harrah's New Orleans Management Company	Nevada	100%
Harrah's North Kansas City LLC(6)	Missouri	100%
Harrah's Nova Scotia Unlimited Liability Company	Nova Scotia	100%
Harrah's of Jamaica, Ltd.	Jamaica	100%
Harrah's Operating Company Memphis, LLC(7)	Delaware	100%
Harrah's Pittsburgh Management Company	Nevada	100%

Harrah's Reno Holding Company, Inc.	Nevada	100%
Harrah's Shreveport/Bossier City Holding Company, LLC	Delaware	100%
Harrah's Shreveport Management Company, LLC	Nevada	100%
Harrah's Shreveport Investment Company, LLC	Nevada	100%
Harrah's Shreveport/Bossier City Investment Company, LLC(8)	Delaware	84.3%
Harrah's Bossier City Investment Company, LLC	Louisiana	100%
Harrah's Skagit Valley Agency Corporation	Nevada	100%
Harrah's Southwest Michigan Casino Corporation	Nevada	100%
Harrah's Travel, Inc.	Nevada	100%
Harrah's Tunica Corporation	Nevada	100%
Harrah's Vicksburg Corporation	Nevada	100%
Harrah's West Warwick Gaming Company, LLC	Delaware	100%
Harrah's West Warwick Investment Company, LLC	Delaware	100%
Narragansett Tribe/Harrah's Casino Project Company, LLC	Rhode Island	100%
HHLV Management Company, LLC	Nevada	100%
HWOOD, LLC	Nevada	100%
JCC Holding Company II LLC	Delaware	100%
Jazz Casino Company, LLC	Louisiana	100%
JCC Development Company, LLC	Louisiana	100%
JCC Canal Development, LLC	Louisiana	100%
JCC Fulton Development, LLC	Louisiana	100%
Parball Corporation	Nevada	100%
FHR Corporation	Nevada	100%
Flamingo-Laughlin, Inc.	Nevada	100%
LVH Corporation	Nevada	100%
MP Flamingo, LLC	Nevada	50%
PPE-ASP, Inc.	Nevada	100%
Park Place Entertainment Scotia Limited	Canada	100%
Metropolitan Entertainment Group Partnership	Canada	95%
Park Place Entertainment Scotia Finance Limited Partnership	Canada	99%
PPE-IM, Inc.	Nevada	100%
PPE-Macau, Inc.	Nevada	100%
MP Entertainment	Macau	50%
Rio Hotel & Casino, Inc.	Nevada	100%
Rio Resort Properties, Inc.	Nevada	100%
Rio Properties, Inc.	Nevada	100%
Cinderlane, Inc.	Nevada	100%
Twain Avenue, Inc.	Nevada	100%
HLG, Inc.	Nevada	100%
Bourbon Street Holding Company, Inc.	Nevada	100%
TRB Flamingo, LLC	Nevada	100%
Rio Development Company, Inc.	Nevada	100%
Rio Vegas Hotel Casino, Inc.	Nevada	100%
Sheraton Tunica Corporation	Delaware	100%
Showboat, Inc.	Nevada	100%
Ocean Showboat, Inc.	New Jersey	100%
Atlantic City Showboat, Inc.	New Jersey	100%
Showboat Development Company	Nevada	100%
Showboat Indiana, Inc.	Nevada	100%

Showboat Louisiana, Inc.	Nevada	100%
Showboat New Hampshire, Inc.	Nevada	100%
Showboat Land Company	Nevada	100%
Showboat Operating Company	Nevada	100%
Showboat Land LLC(9)	Nevada	1%
Showboat Nova Scotia Unlimited Liability Company	Nova Scotia	100%
Trigger Real Estate Corporation	Nevada	100%
Waterfront Entertainment and Development, Inc.	Indiana	100%
Waukegan Gaming LLC	Delaware	50%
Winnick Parent, LLC	Delaware	100%
Winnick Holdings, LLC	Delaware	100%
Players International, LLC	Nevada	100%
Players Development, Inc.	Nevada	100%
Players Holding, LLC	Nevada	100%
PCI, Inc.	Nevada	100%
Players Bluegrass Downs, Inc.	Kentucky	100%
Players LC, LLC	Nevada	100%
Harrah's Lake Charles, LLC	Louisiana	100%
Players Maryland Heights Nevada, LLC	Nevada	100%
Players Riverboat, LLC	Nevada	100%
Players Riverboat Management, LLC	Nevada	100%
Players Riverboat II, LLC(10)	Louisiana	1%
Harrah's Star Partnership(11)	Louisiana	99%
Southern Illinois Riverboat/Casino Cruises, Inc.	Illinois	100%
Players Resources, Inc.	Nevada	100%
Players Services, Inc.	New Jersey	100%
Harveys Casino Resorts	Nevada	100%
Harveys BR Management Company, Inc.	Nevada	100%
Harveys C.C. Management Company, Inc.	Nevada	100%
Harveys Iowa Management Company, Inc.	Nevada	100%
Harveys L.V. Management Company, Inc.	Nevada	100%
Harveys Tahoe Management Company, Inc.	Nevada	100%
HBR Realty Company, Inc.	Nevada	100%
HCR Services Company, Inc.	Nevada	100%
Reno Projects, Inc.	Nevada	100%
WestAd	Nevada	100%
Horseshoe Gaming Holding, LLC	Delaware	100%
Casino Computer Programming, Inc.	Indiana	100%
Horseshoe GP, LLC	Nevada	100%
Horseshoe Hammond, Inc.	Indiana	100%

Hammond Residential, LLC	Indiana	100%
Horseshoe License Company(12)	Nevada	49%
Horseshoe Shreveport, L.L.C.	Louisiana	100%
Red Oak Insurance Company Ltd.	Barbados	100%
Subsidiaries of Partnerships
Reno Crossroads LLC(13)	Delaware
Showboat Marina Finance Corporation(14)	Nevada
Public Company Ownership
Interactive Entertainment Limited(15)	Bermuda	35.5%

(1)
11.47% B I Gaming Corporation; 77.28% Harrah's Operating Company, Inc. (74.08% of which consists of Preferred Series A); 11.25% various unrelated shareholders.

(2)
0.11% B I Gaming Corporation; 99.89% Baluma Holdings S.A.

(3)
99.88878% Baluma S.A.; 0.00022 Baluma Holding S.A.

(4)
54.45% Harrah's Operating Company, Inc., .55% Harrah's Maryland Heights Operating Company, 45% Players Maryland Heights Nevada, LLC

(5)
99% Harrah's Operating Company, Inc., 1% Harrah's Management Company

(6)
Successor by merger with Harrah's North Kansas City Corporation, 100% Harrah's Operating Company, Inc.

(7)
Converted from Delaware corporation to Delaware limited liability company on 6/18/04. Harrah's Operating Company Memphis, Inc. originally formed on 12/15/99.

(8)
84.3% Harrah's Shreveport Investment Company, LLC, 9.8%Harrah's Shreveport/Bossier City Holding Company, LLC, 0.9% Harrah's Shreveport Management Company, LLC , 5% Harrah's New Orleans Management Company

(9)
1% Showboat Operating Company, 99% Showboat Land Holding Limited Partnership

(10)
1% Players Riverboat Management, LLC, 99% Players Riverboat, LLC

(11)
99% Players Riverboat II, LLC, 1% Players Riverboat Management, LLC

(12)
49% Horseshoe Gaming Holding Corp.; 51% Harrah's Operating Company, Inc.

(13)
100% owned by Marina Associates.

(14)
100% owned by Showboat Marina Casino Partnership

HARRAH'S ENTERTAINMENT, INC. PARTNERSHIPS

Name and Address	Subsidiary Serving As Partner	Ownership %		Control %		Other Partner
Marina Associates Joint Venture (a NJ general partnership 777 Harrah's Blvd. Atlantic City, NJ 08401	Harrah's Atlantic City, Inc. Harrah's New Jersey, Inc.	48.65 51.34	% %	48.65 51.34	% %	N/A N/A
Des Plaines Development Limited Partnership 150 N. Scott Street Joliet, IL 60431	Harrah's Illinois Corporation	80%		83%		Des Plaines Development Corporation (20%)
Bally's Olympia Limited Partnership (Delaware) 1 Harrah's Court Las Vegas, NV 89119	Bally's Operator Inc. (General Partner)	1%		1%		Bally's Tunica, Inc. (88%) Bally's Midwest Casino, Inc. (11%)
Tunica Partners L.P. (a MS limited partnership)	Harrah's Tunica Corporation (General Partner)	83%		83%		Harrah's Vicksburg Corporation 17% (Limited Partner)
Tunica Partners II L.P.	Harrah's Tunica Corporation (General Partner)	83%		83%		Harrah's Vicksburg Corporation 17% (Limited Partner)
Tunica Golf Course LLC 1023 Cherry Road Memphis, TN 38117	Tunica Partners II L.P.	33.33%		33.33%		HWCC-Golf Course Partners, Inc. 33.33% Boyd Tunica, Inc. 33.33%
Turfway Park, LLC	Dusty Corporation	33.33%		33.33%		Dreamport, Inc. 33.33% Keeneland Association, Inc. 33.33%
Reno Crossroads LLC 777 Harrah's Boulevard Atlantic City, NJ 08401	Marina Associates	100%		100%
Showboat Indiana Investment Limited Partnership	Showboat Indiana, Inc. (General Partner)	1%		1%		Showboat Operating Company (99%) (Limited Partner)
Park Place Entertainment Scotia Finance Limited Partnership (Canada)	Caesars Entertainment Canada Holding, Inc. (General Partner)	1%		1%		Harrah's Operating Company, Inc. (99%)
Showboat Marina Investment Partnership	Showboat Indiana Investment Limited Partnership (General Partner)	55%		55%		Waterfront Entertainment & Development Inc. (45%) (General Partner)

Showboat Marina Partnership	Showboat Indiana Investment Limited Partnership (General Partner)	55%		55%		Waterfront Entertainment & Development Inc. (45%) (General Partner)
Showboat Land Holding Limited Partnership	Showboat Land Company (General Partner)	1%		1%		Showboat Operating Company (99%) (Limited Partner)
Metropolis, IL 1292 LP	Southern Illinois Riverboat/ Casino Cruises, Inc. (Special Limited Partner)	12.5%				API/Metropolis IL, Inc. (General Partner) Misc. Widows & Orphans (Limited Partner)
Metropolitan Entertainment Group Partnership (Canada)	Park Place Entertainment Scotia Limited (General Partner)	95%		95%		Hilton Hotel Corporation (5%)
Gala Regional Developments	Harrah's Activity Limited	50%		50%		Gala Joint Activities Limited (50%)
Horseshoe Entertainment	New Gaming Capital Partnership (General Partner) New Gaming Capital Partnership (Limited Partner) Horseshoe Gaming Holding Corp. (Limited Partner)	89 2.92 8.08	% % %	89 2.92 8.08	% % %
New Gaming Capital Partnership	Horseshoe Gaming Holding Corp. (Limited Partner) Horseshoe GP, Inc. (General Partner)	99 1	% %	99 1	% %
Robinson Property Group, Limited Partnership	Horseshoe Gaming Holding Corp. (Limited Partner) Horseshoe GP, Inc.	99 1	% %	99 1	% %

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  Exhibit 21.1
HARRAH'S ENTERTAINMENT, INC. PARTNERSHIPS